UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2010
Date of Report (Date of earliest event reported)

GLOBAL RESOURCE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157558	68-0677348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd., Suite 2167 Las Vegas, Nevada 89107	89107
(Address of principal executive offices)	(Zip Code)

 (415) 504-3659
Registrant’s telephone number, including area code

Aura Bio Corp.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

AMENDMENT TO ARTICLES OF INCORPORATION

Change in Corporate Name

Aura Bio Corp., now known as Global Resource Energy Inc., a corporation organized under the laws of the State of Nevada (the “Company”) filed an amendment to its Articles of Incorporation (the “Amendment”) to change its name from Aura Bio Corp. to Global Resource  Energy Inc. The Amendment was filed with the Nevada Secretary of State on November 16, 2010. The change in name to Global Resource Energy Inc. was effected December 10, 2010 on the Over-the-Counter Bulletin Board marketplace upon clearance by FINRA. The new trading symbol for the shares of common stock of the Company trading on the Over-the-Counter Bulletin Board has been changed to “GBEND”. After twenty days from Decemebr 10, 2010, the “D” will be removed and the Company’s trading symbol with be GBEN.

The Amendment and change in corporate name to Global Resource Energy Inc. was approved by the Board of Directors by unanimous written consent resolutions dated November 9, 2010. The Amendment was subsequently approved by certain shareholders of the Company holding a majority of the total issued and outstanding shares of common stock of the Company by written consent resolutions dated November  9, 2010. The change in corporate name was authorized and approved by the Board of Directors to better reflect the Company’s future business operations.

Change in Authorized Capital

The Amendment filed with the Nevada Secretary of State also increased the Company’s authorized capital from75,000,000 shafes of common stock, par value, $0.001, to 250,000,000 shares of common stock, par value.

ITEM 7.01  REGULATION FD DISCLOSURE

Forward Stock Split

On November 9, 2010, the Board of Directors of the Company also authorized and approved a forward stock split of three for one (3:1) of the Company’s total issued and outstanding shares of common stock (the “Forward Stock Split”). The Forward Stock Split was effectuated based on market conditions and upon a determination by the Board of Directors that the Forward Stock Split was in the Corporation’s best interests and those of its shareholders. Certain factors were discussed among the members of the Board of Directors concerning the need for the Forward Stock Split, including: (i) current trading price of the Company’s shares of common stock on the OTC Bulletin Board and potential to increase the marketability and liquidity of the Corporation’s common stock; and (ii) possible desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets.

The Forward Stock Split was effectuated on December 10, 2010 based upon the filing with and acceptance by FINRA of the appropriate documentation. The Forward Stock Split will increase the Corporation’s total issued and outstanding shares of common stock from 27,000,000 to 81,000,000 shares of common stock. The common stock will continue to be $0.001 par value.

The Company’s trading symbol on the Over-the-Counter Bulletin Board has been changed to “GBEND”. After twenty business days, the Company’s trading symbol will revert back to the original symbol of “GBEN”.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.  Amendment to Articles of Incorporation filed with the Nevada Secretary of State of November 9, 20010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL RESOURCE ENERGY INC.

Date: December 10, 2010	/s/Harry Lappa
Harry Lappa
President/Chief Executive Officer